Exhibit 3.353
EXPECTED
CORP COMMISSION
FILED
MAY 15
[ILLEGIBLE]
ARTICLES OF ORGANIZATION
OF
CACTUS WASTE SYSTEMS LLC
1.	Name. The name of the limited liability company is:
Cactus Waste Systems LLC
2.	Registered Office. The address of the registered office in Arizona is: c/o CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.
3.	Statutory Agent: (In Arizona) The name and address of the statutory agent of the company is:
CT Corporation System
3225 North Central Avenue
Phoenix, Arizona 85012
4.	Dissolution. The latest date, if any, on which the limited liability company must dissolve is .
5.A. Management.
☑	Management of the limited liability company is vested in a manager or managers. The names and addresses of each person who is a manager and each member who owns a twenty percent (20%) or greater interest in the capital or profits of the limited liability company are:
☐	Management of the limited liability company is reserved to the members. The name and addresses of each person who is a member are:

5.B.
Name:	Robert H. Steelhammer	Robert H. Steelhammer, Trustee
	☐ member ☑ manager	☑ ☐ manager

Address:	2100 West Loop South, Suite 1400	2100 West Loop South, Suite 1400
	Houston, Texas 77027	Houston, Texas 77027

Name:	Mack Mandell
☐ member [X ] manager

Address:	2100 West Loop South, Suite 1400
Houston, Texas 77027

EXECUTED this 16th day of May, 2001.

/s/ Robert H. Steelhammer	/s/ Mack Mandell

Robert H. Steelhammer, Manager	Mack Mandell, Manager

Telephone: (713) 960-1001	Telephone: (713) 960-1001

/s/ Robert H. Steelhammer
Robert H. Steelhammer, Trustee for
Member

Telephone: (713) 960-1001
Acceptance of Appointment by Statutory Agent:
I, CT Corporation System, having bean designated to act as Statutory Agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

CT CORPORATION SYSTEM

/S/ Victor Alfano
Signature of Staturory Agent

Victor Alfano, Assistant Secretary
Printed Name of Statutory Agent

STATE OF ARIZONA
ACC/FAX
DATE FILED
JUL 22 2003
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF ORGANIZATION
OF
CACTUS WASTE SYSTEMS LLC
FIRST:	The name of the limited liability company is Cactus Waste Systems LLC,

SECOND:	The Articles of Organization were initially filed with the Arizona Corporation Commission on May 16, 2001.

THIRD:	Article 1 of the Articles of Organization is amended in its entirely to read as follows: “The name of the limited liability company is “Cactus Waste Systems, LLC”.

FOURTH:	Article 5. A. of the Articles of Organization, is amended in its entirety to lead as fallows:

“5. Management of the limited liability company is vested in a manager or managers, The Initial managers names and addresses are as follows:

David Sutherland-Yoest	1005 Skyview Drive, Burlington, Ontario, Canada, L7P 5B1

Larry D. Henk	1005 Skyview Drive, Burlington Ontario, Canada, L7P 5B1

Thomas E. Durkin, III	1005 Skyview Drive, Burlington, Ontario’ Canada, L7P 5B1

Mark Cooley	1005 Skyview Drive, Burlington, Ontario, Canada L7P 5B1”
FIFTH: Article 5. B. of the Articles of Organization is deleted in its entirety.

SIXTH: A new Article 6 is added to read as follows:

The name and address of the sole person who is member who owns a twenty percent or greater interest in the capital or profits interest of the limited liability company is Waste Services, Inc., 1005 Skyview Drive, Burlington, Ontario, Canada, L7P 5B1.

DATED: July 22, 2003.	/s/ Larry D. Henk
Larry D. Henk
Manager

AZ CORPORATION COMMISSION
FILED
OCT-4-2005
ARTICLES OF AMENDMENT
1.	The name of the limited liability company is:

CACTUS WASTE SYSTEMS, LLC.

2.	The Articles of Organization were originally filed with the Arizona Corporation

Commission on the 16th day of May, 2001.

3.	Articles of Amendment were filed with the Arizona Corporation Commission on the 22nd day of July, 2003

4.	Attached hereto as Exhibit A is the text of the amendment.
Dated this 9th day of September , 2005.

Signature:	/s/ Ivan R. Cairns

Print Name:	IVAN R. CAIRNS

[Check One: ☐ Member ☑ Manager]

AZ CORPORATION COMMISSION
FILED
APR 12 2007
EXHIBIT A
TEXT OF ARTICLES OF AMENDMENT
TO THE ARTICLES OF ORGANIZATION
OF
CACTUS WASTE SYSTEMS, LLC
FIRST:	Article 5 of the Articles of Amendment is amended by replacing the existing managers’ names and addresses with the following managers’ names and addresses:

David Sutherland-Yoest	1122 International Blvd., Suite 601
Burlington, Ontario, L7L 6Z8
Canada

Ivan R. Cairns	1122 International Blvd., Suite 601
Burlington, Ontario, L7L 6Z8
Canada

Mark A. Pytosh	1122 International Blvd., Suite 60 1
Burlington, Ontario, L7L 6Z8
Canada
SECOND:	The address of the sole member contained in Article 6 of the Articles of Organization is deleted and replaced with the following address:
1122 International Blvd., Suite 601
Burlington, Ontario, L7L 6Z8
Canada

Attention: General Counsel

ARTICLES OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1.	The name of the limited liability company is:

CACTUS WASTE SYSTEMS, LLC.

2.	Attached hereto as Exhibit A is the text of the amendment.
Dated this 11th day of April 2007.

Signature:	/s/ Jo Lynn White

Allied Waste North America, Inc., Member

Print Name:	Jo Lynn White, Assistant Secretary of the Member

Check One: ☑ Member ☐ Manager
DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
Arizona Corporation Commission
Corporations Division

EXHIBIT A
TEXT OF ARTICLES OF AMENDMENT
TO THE ARTICLES OF ORGANIZATION
OF
CACTUS WASTE SYSTEMS, LLC
FIRST:	Article 5 of the Articles of Organization is amended in its entirety to read as follows:

“5. Management of the limited liability company is reserved to the Member(s). The sole Member’s name and address is as follows:

Allied Waste North America, Inc.,	18500 North Allied Way
a Delaware corporation	Phoenix, Arizona 85024”
SECOND:	Article 6 is hereby deleted in its entirely.
Arizona Corporation Commission
Corporations Division

RECEIVED
SEP 22 2008
ARIZONA CORP. COMMISSION
CORPORATIONS DIVISION
AFFIDAVIT OF PUBLICATION
for Corporation Commission
ARIZONA CAPITOL TIMES

P.O. Box 2260	Phoenix, AZ 85002
Phone: (602) 258-7026	Fax: (602) 258-2504
STATE OF ARIZONA )
County of Maricopa) ss
I, Ginger Lamb as Vice President and Publisher of the Arizona Capitol Times, am authorized as agent to make this affidavit of publication. Under oath, I state that the following is true and correct.
The Arizona Capitol Times is a newspaper which is published weekly, is of general circulation and is in compliance with Arizona Revised Statutes §§ 10-140.34 & 39-201.A & B. The notice will be/has been published 3 consecutive times in the newspaper listed above.
DATES OF PUBLICATION:
09/19/2008, 09/26/2008, 10/03/2008
THE NAME OF THE CORPORATION: CACTUS WASTE SYSTEMS, LLC
CORPORATE FILE NUMBER: L-0989402-1
TYPE OF DOCUMENT: ARTICLES OF AMENDMENT
CACTUS WASTE SYSTEMS, LLC
ARTICLES OF AMENDMENT
1. The name of the limited liability company is: CACTUS WASTE SYSTEMS, LLC.
2. Attached hereto as Exhibit A is the text of the amendment.
EXHIBIT A. TEXT OF ARTICLES OF AMENDMENT TO THE ARTICLES OF ORGANIZATION OF CACTUS WASTE SYSTEMS, LLC. FIRST: Article 5 of the Articles of Organization is amended in its entirely to read as follows: “5. Management of the limited liability company is reserved to the Member(s). The sole Member’s name and address is as follows: Allied Waste North America, Inc., a Delaware corporation, 18500 North Allied Way, Phoenix, Arizona 85024”. SECOND: Article 6 is hereby deleted in its entirety.
Dated this 11th day of April, 2007. Allied Waste North America, inc., Member, /s/ Jo Lynn White, Assistant Secretary of the Member [Check One: ☑ Member ☐ Manager]. 9/19, 9/26, 10/3, 2008 editions Arizona Capital Times

AUTHORIZED
SIGNATURE:	/s/ [Illegible]

SUBSCRIBED AND SWORN TO BEFORE ME
ON THE 19th day of September, 2008

NOTARY SIGNATURE:	Laurinda R. Cook